EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:

MEDIA:

Jim Sabourin

Vice President,

Corporate Communications

423.294.6300

Toll free: 866.750.8686 (UNUM)

INVESTORS:

Thomas A. H. White

Senior Vice President,

Investor Relations

423.294.8996

UNUMPROVIDENT

CORPORATION

1 FOUNTAIN SQUARE,

CHATTANOOGA, TN 37402

www.unumprovident.com

UnumProvident Reaches Settlement with

California Department of Insurance

‘Changing landscape’ may impact cost, availability of disability insurance in state

Chattanooga, Tenn., Oct. 3, 2005 – UnumProvident Corporation (NYSE:UNM) today announced that three of its insurance subsidiaries have entered into a settlement agreement with the California Department of Insurance, concluding a market conduct examination and investigation of the subsidiaries’ disability claims handling practices. As part of the settlement, UnumProvident has agreed to change certain practices and policy provisions related to its California business and consistent with California case law. The settlement also incorporates claims handling practices previously covered by the multistate agreement reached last year with 48 other states, and includes certain additional claim handling changes. Additionally, UnumProvident has agreed to pay a fine of $8 million to the Department as part of the settlement.

“We are pleased, after more than two years of discussions with California, to have reached a settlement that eliminates the regulatory uncertainty around claims handling in this important market, and allows UnumProvident to move beyond questions about past claims handling practices,” said Thomas R. Watjen, president and chief executive officer. “With these issues resolved, we can now focus our full attention on running our business in a way that’s good for customers, shareholders and employees. We look forward to introducing new products into the California market, and we remain committed to delivering exceptional service to consumers in California and throughout the country.”

In entering the settlement, UnumProvident did not agree with the allegations and characterization of the company’s past claims handling practices made by the Department.

“While we are taking this step to remove the regulatory cloud that has been hanging over us, we do not agree with the generalizations the Department has made about our company through this process,” said Watjen. “UnumProvident is an organization that works hard to serve its customers, and I am proud of the work our employees do on behalf of the more than two million Californians our policies protect. Last year alone, we paid more than $600 million in benefits to California residents, more than any other disability provider. We are committed to doing the right thing and to always striving to improve the level of service we offer our customers.”

Added Watjen, “Over the past two years, our company has undertaken broad changes designed to improve the quality of claims decisions and our service levels to policyholders. We made many changes during this time to improve in these areas, and added to those through the multistate settlement that was previously approved by 48 other states. Because of this, we do not believe that California’s allegations or the market conduct exam report, which is essentially a snapshot from a prior period, provide an accurate portrayal of our claim practices today.

“Nevertheless, we have concluded it is in the best interest of our California customers and our company to reach this settlement so that we can focus our energy on continuing to build upon the progress we have made as a company over the last two years. Since 2003, we have undergone significant financial and operational restructuring, built a new management team and improved many of our business processes. As a result of these and other efforts, we are essentially today a ‘new’ UnumProvident.”

Under the terms of the settlement, UnumProvident will change a number of provisions specific to California disability policies, including the definition of “total disability.” The California Department of Insurance is expected to notify all disability providers who do business in the state of its concerns about the lawfulness of certain provisions contained in present policy language, and to spell out an approach for addressing these concerns.

“The landscape is changing significantly for all disability insurance carriers who do business in California,” added Watjen. “While we believe that ultimately some of these changes may impact the cost and availability of disability insurance coverage, we are fully committed to implementing the terms of the settlement agreement, which include bringing new products to market, and to establishing new industry standards in claims practices.”

Additionally as part of the settlement, UnumProvident will receive approval from California for the use of new individual and group disability policy forms, which will become available for sale on November 1, 2005.

The California settlement also incorporates the claim reassessment process and the changes in claim handling practices contained in the November 2004 multistate regulatory settlement agreement that was previously ratified by 48 other states. California claimants were included in the 2004 multistate settlement and could choose to participate in that claim reassessment process even though California did not join the multistate agreement. Under the California agreement, reassessment notices will be mailed to approximately 26,000 individuals whose claims were denied or terminated between January 1, 1997, and September 30, 2005. Many of these individuals have already received reassessment notices under the multistate agreement. Additionally, an individual whose claim denial or termination is upheld in the reassessment may request an independent review by a member of a panel established for that purpose.

UnumProvident also said it would amend the multistate settlement agreement to include mailing a notice of the claim reassessment process to approximately 29,500 individuals whose claims were denied or terminated between January 1, 1997, and December 31, 1999. Under the original multistate agreement, claimants during this period could request participation in the reassessment process, but they were not sent a notice.

Watjen said this change is one that has been considered in the past. “The enhancement we are making is one that had previously been discussed on the request of the lead insurance regulators of the multistate agreement,” he said. The amendment will also confirm that eligible claimants in the 1997 to 1999 period who do not receive a notice under the amendment, but who are entitled to request a reassessment, will have until June 30, 2006, to do so.

Separately, UnumProvident said it is proceeding with a company plan to offer to reassess private label, acquired and reinsured block claims, as well as claims administered on behalf of certain employers from January 1, 1997, through January 18, 2005 (and through September 30, 2005 for California residents). These approximately 24,000 claims were not included in the 2004 multistate regulatory settlement, but the offer being made will generally follow the reassessment procedures contained in that agreement.

Based on the settlement agreement and related matters, UnumProvident will record a charge of $75.0 million before tax or $51.6 million after tax ($0.16 per diluted common share) for the third quarter of 2005. The pre-tax charge is comprised of four elements: $14.3 million of incremental direct operating expenses to conduct the reassessment process; $37.3 million for benefit costs and reserves reopened from the reassessment; $15.4 million for additional benefit costs and reserves from claims already incurred and currently in inventory that are anticipated as a result of the claim process changes being implemented; and the $8 million fine. The ongoing expenses of changing certain claim practices and policy provisions in California insurance forms will be included in the company’s operating expenses as incurred going forward. At this point, the company anticipates that these ongoing expenses will not materially affect its results of operations. The company also expects its ratings to be reaffirmed.

UnumProvident will hold its 2005 Investor Meeting on Monday, Oct. 17, 2005, at 10 a.m. Eastern. A live audio webcast of this meeting can be accessed via the “Investors & Shareholders” section of www.unumprovident.com. A replay of the webcast will be available on this site for two weeks beginning Oct. 18, 2005.

UnumProvident is the leading provider of group and individual disability insurance in California, providing benefits to more than 14,000 California businesses and protecting approximately 2.4 million Californians. In 2004, the company received more than 22,000 claims for disability benefits in California and paid approximately $600 million in disability, life and long-term care benefits to California customers and their families. UnumProvident is the marketing brand of UnumProvident’s insuring subsidiaries. Not all companies do business in all jurisdictions.

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Safe Harbor Agreement

A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative, regulatory, or tax changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections and experience, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of litigation, rating agency actions, regulatory actions and investigations, negative media attention, the level of pension benefit costs and funding, investment results, including credit deterioration of investments, and effectiveness of product and customer support. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2004, and subsequently filed Form 10-Qs. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.

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